                                                                  EXHIBIT 10.133


CONFIDENTIAL TREATMENT IS REQUESTED WITH RESPECT TO PORTIONS OF THIS
EXHIBIT.


                        SETTLEMENT AGREEMENT AND RELEASE


This Settlement Agreement and Release (hereinafter "Settlement Agreement") is entered into as of January 1, 1995, between AST Research, Inc., a Delaware

Corporation ("AST") and Texas Instruments Incorporated, a Delaware Corporation

("TI").



     WHEREAS, AST and TI are parties to the following litigation (hereinafter

"The Litigation"):



          1.   AST Research, Inc. v. Texas Instruments Incorporated, Central

          District of California, Case No. SA CV-94-001-LTL (RWRx); and

          2.   Texas Instruments Incorporated v. AST Research, Inc., Eastern

          District of Texas, Case No. 2-94CV147.



     WHEREAS, the parties desire to resolve all outstanding litigation between them;



     NOW THEREFORE, it is hereby agreed as follows:



          1.   The parties agree to concurrently enter into the License

          Agreement attached hereto as Exhibit A in settlement of The Litigation and further agree, upon AST's payment of the initial fee pursuant either to Article V, Section 1A(d) or Article V, Section 1B(b) of that

          License Agreement, to enter into Agreed Orders of Dismissal in the form of Exhibits B and C, for the respective cases, dismissing The

          Litigation.



          2.   In consideration of the promises and covenants set forth herein,

          the parties acknowledge that this Settlement Agreement is entered into as a result of a dispute based, in part, upon each party's assertion that certain of its patents are valid and enforceable and are being infringed by the other party.  Accordingly, the parties acknowledge that this Settlement Agreement is a final settlement of The Litigation and that all claims asserted in The Litigation are resolved and dismissed with prejudice, except that, after December 31, 2000, or the termination of the License Agreement, whichever is sooner, nothing in this Settlement Agreement or the Agreed Orders of Dismissal shall act as a final judgment between the parties or have any res judicata effect with respect to the validity, enforceability after that date,

          or infringement after that date of any of the patents-in-suit.



          3.   The payments required to be made in the License Agreement shall be due and payable as stated therein without regard to any subsequent determination concerning the validity, enforceability, scope or applicability of any patent of TI or AST.  AST, TI, and their subsidiaries, heirs, successors, and assigns to the License Agreement,

          covenant that during the term of the License Agreement they will not challenge or otherwise attack the validity, enforceability, scope or applicablility of any TI PATENT or AST PATENT covered by the License

          Agreement with respect to any LICENSED PRODUCT, as defined in the

          License Agreement, or to assert that the activity licensed thereunder,

          to the extent that it is the same or substantially the same as that practiced or contemplated to be practiced thereunder, does not

          infringe.   Said covenant prohibits challenge or attack by any manner,

          whether by a claim for declaratory relief, a request for re-

          examination, or any other judicial or administrative remedy of any type; provided, however, that in the event TI or AST or their subsidiaries, heirs, successors or assigns to the License Agreement

          (the "Asserting Party") asserts in any court or administrative proceeding that the other party or their subsidiaries, heirs,

          successors, or assigns infringes any TI PATENT, TI-PARTICIPATION

          PATENT, AST PATENT, or AST-PARTICIPATION PATENT by making, using,

          selling or engaging in any other activity with respect to items that are not LICENSED PRODUCTS, the other party shall be entitled to raise any and all defenses to the Asserting Party's assertions that the other party deems appropriate, including but not limited to defenses relating to patent invalidity, unenforceability or noninfringement.



          4.   As consideration for this Agreement, the parties have executed

          Mutual Releases as set forth in Article II of the License Agreement.

          In addition to such Mutual Releases, AST and TI further releases each other and their subsidiaries from any and all claims and liability relating to the facts and allegations alleged, or which could have been alleged by AST or TI in its claims or counterclaims in The

          Litigation, including, without limitation, all facts and allegations under agreements relating to patents, the Sherman Antitrust Act, the

          Clayton Act, any state antitrust statutes, the Robinson-Patman Act or any theories of unfair competition.



          5.   Each party will bear its own attorney's fees and costs incurred in connection with The Litigation.



          6.   This Settlement Agreement shall be governed by the provisions of

          Article VIII, Section 11 of the License Agreement regarding confidentiality.



          7.   This Settlement Agreement incorporates by reference the terms of

          Exhibits A, B, and C, and is incorporated by reference in the License

          Agreement, such that any subsidiary, successor, assign or heir to the

          License Agreement is bound by this Settlement Agreement and Exhibits B and C.



          8.   In the event that any provision of this Settlement Agreement is held to conflict with any provision of the License Agreement, the affected term(s) of this Settlement Agreement is(are) binding.



          9.   This Settlement Agreement and Release is the compromise of disputed claims and nothing contained herein is to be construed as an admission of any factual or legal conclusion, status, or liability on the part of any party.



          10.  This License Agreement may be executed in duplicate originals,

          both of which shall be considered originals.



          IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Agreement, on the date below indicated.



TEXAS INSTRUMENTS INCORPORATED     AST RESEARCH, INC.


BY: Richard J. Agnich              BY: Safi Qureshey


TITLE: Sr. Vice President          TITLE: Chairman & CEO

DATE: 2-6-95                       DATE: 2-7-95












                                LICENSE AGREEMENT
                                     BETWEEN
                         TEXAS INSTRUMENTS INCORPORATED
                                       AND
                               AST RESEARCH, INC.



                                TABLE OF CONTENTS

ARTICLE I                                                       3
     DEFINITIONS
          SUBSIDIARY                                            3
          EFFECTIVE DATE                                        3
          AST PATENT(S)                                         4
          AST-PARTICIPATION PATENT(S)                           4
          TI PATENT(S)                                          5
          TI-PARTICIPATION PATENT(S)                            5
          SEMICONDUCTIVE MATERIAL(S)                            6
          JUNCTION MATERIAL                                     6
          SEMICONDUCTIVE ELEMENT(S)                             7
          SEMICONDUCTIVE APPARATUS                              8
          PERSONAL COMPUTER(S)                                  9
          PERIPHERAL DEVICE(S)                                 10
          GRAPHICS DISPLAY SYSTEM(S)                           10
          LICENSED PRODUCT(S)                                  10
          MANUFACTURER'S FACTORY PRICE                         10
          DEFORMABLE DEVICES                                   12
          DMD SYSTEMS                                          12
          DRAM                                                 12
          QUALIFIED 486DX PRODUCTS                             13
          QUALIFIED 586 PRODUCTS                               13

ARTICLE II                                                     14
     MUTUAL RELEASES

ARTICLE III                                                    16
     GRANT OF LICENSES

ARTICLE IV                                                     22
     LICENSES TO SUBSIDIARIES

ARTICLE V                                                      24
     ROYALTY TERMS, PAYMENTS AND TAXES

ARTICLE VI                                                     48
     ACCOUNTING FOR ROYALTIES

ARTICLE VII                                                    56
     TERM AND TERMINATION

ARTICLE VIII                                                   59
     MISCELLANEOUS PROVISIONS

                                LICENSE AGREEMENT

                                    EXHIBIT A

                                     of the

             Settlement Agreement and Release dated January 1, 1995



     THIS AGREEMENT is by and between TEXAS INSTRUMENTS INCORPORATED ("TI"), a

Delaware corporation having a place of business at 13500 North Central

Expressway, Dallas, Texas 75265, U.S.A., and AST RESEARCH, INC. ("AST"), a

Delaware corporation, having a place of business at 16215 Alton Parkway, Irvine,

California 92718, U.S.A.



                                   WITNESSETH:



     WHEREAS, TI owns or controls and has or may have rights during the term of this Agreement under various patents and utility models in various countries of the world, as to which AST desires to acquire licenses as hereinafter provided;



     WHEREAS, AST owns or controls and has or may have rights during the term of this Agreement under various patents and utility models in various countries of the world as to which TI desires to acquire licenses as hereinafter provided;



     WHEREAS, TI and AST are engaged in continuing research, development and engineering in regard to LICENSED PRODUCTS (as hereinafter defined) and contemplate the possibility of seeking patent protection for inventions resulting therefrom;



     WHEREAS, TI has personal computer patents that continue through the year

2000, and TI's current intent is to continue its personal computer patent licensing program through the year 2000;



     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the parties hereby agree as follows:



                                    ARTICLE I

                                   DEFINITIONS



As used in this Agreement:



     Section 1.     "SUBSIDIARY" means any corporation, company, or other entity at least fifty percent (50%) of the outstanding shares or stock entitled to vote for the election of directors (other than any shares of stock whose voting rights are subject to restriction) of which is owned or controlled by either party hereto, directly or indirectly, now or hereafter during the term of this

Agreement.  Any corporation, company or other entity which would at any time be a SUBSIDIARY of AST or TI, as the case may be, by reason of the foregoing shall be considered a SUBSIDIARY for the purposes of this Agreement only so long as the ownership or control, directly or indirectly, by AST or TI, as the case may be, meets the conditions hereinabove set forth.



     "SUBSIDIARIES" of AST or TI means, respectively, all corporations,

companies or other entities which qualify as a SUBSIDIARY under the foregoing.



     Section 2.     The "EFFECTIVE DATE" of this Agreement shall be January 1,

1995.



     Section 3.     "AST PATENT(S)" means (1) all patents and utility models of any country in the world which convey legally enforceable rights during the term of this Agreement and (2) all applications for patents and utility models in any country of the world which convey legally enforceable rights during the term of this Agreement, in respect of which, as of the EFFECTIVE DATE, or, thereafter during the term of this Agreement, AST or any of its SUBSIDIARIES own or control, and under which and to the extent to which are subject to the conditions under which AST or any of its SUBSIDIARIES may have, as of the

EFFECTIVE DATE, or may thereafter during the term of this Agreement acquire, the right to grant licenses of the scope granted herein without the payment of royalties or other consideration to third parties, except for payments to a

SUBSIDIARY of AST or payments to third parties for inventions made by said third parties while employed by AST or a SUBSIDIARY of AST.



     Section 4.     "AST-PARTICIPATION PATENT(S)" means (1) all patents and

utility models of any country in the world which convey legally enforceable rights during the term of this Agreement and (2) all applications for patents and utility models in any country of the world which convey legally enforceable rights during the term of this Agreement, covering inventions developed or made by one or more employees of AST or any SUBSIDIARY (including employees of AST temporarily dispatched, assigned, or otherwise participating in any project of,

or placed on the payroll of any third party) singly, or jointly with a third party, and where approval or consent by a party other than a party hereto is required prior to granting a license or sublicense thereunder.



     Section 5.     "TI PATENT(S)" means (1) all patents and utility models of any country in the world which convey legally enforceable rights during the term of this Agreement and (2) all applications for patents and utility models in any country of the world which convey legally enforceable rights during the term of this Agreement, in respect of which, as of the EFFECTIVE DATE, or, thereafter during the term of this Agreement, TI or any of its SUBSIDIARIES own or control,

and under which and to the extent to which and subject to the conditions under which TI or any of its SUBSIDIARIES may have, as of the EFFECTIVE DATE, or may thereafter during the term of this Agreement acquire, the right to grant licenses of the scope granted herein without the payment of royalties or other consideration to third parties, except for payments to a SUBSIDIARY of TI or payments to third parties for inventions made by said third parties while employed by TI or a SUBSIDIARY of TI.



     Section 6.     "TI-PARTICIPATION PATENT(S)" means (1) all patents and

utility models of any country in the world which convey legally enforceable rights during the term of this Agreement and (2) all applications for patents and utility models in any country of the world which convey legally enforceable rights during the term of this Agreement, covering inventions developed or made by one or more employees of TI or any SUBSIDIARY (including employees of TI temporarily dispatched, assigned or otherwise participating in any project of,

or placed on the payroll of any third party) singly, or jointly with a third party, and where approval or consent by a party other than a party hereto is required prior to granting a license or sublicense thereunder.



     Section 7.     "SEMICONDUCTIVE MATERIAL(S)" means any material primarily

adapted for use in SEMICONDUCTIVE ELEMENTS (as hereinafter defined), having an electrical charge carrier concentration which increases with increasing temperature over some temperature range, and having in its normal operating temperature range a resistivity between 10-4 and 10+11 ohmcentimeters.



     Section 8.     "JUNCTION MATERIAL" means a mass of material consisting of one or more SEMICONDUCTIVE MATERIALS which mass of material has therein one or more junctions of two types of SEMICONDUCTIVE MATERIALS, one type conducting by negative carriers of electricity and the other type conducting by positive carriers of electricity; but the term does not mean nor does it include a mass of material in which the aforesaid junctions are randomly disposed, as in the case of random junctions incidental to minor variations in purity.



     Section 9.     "SEMICONDUCTIVE ELEMENT(S)" means a device consisting

primarily of a body of SEMICONDUCTIVE MATERIAL or JUNCTION MATERIAL having a plurality of electrodes associated therewith, whether or not said body consists of a single SEMICONDUCTIVE MATERIAL or JUNCTION MATERIAL or of a multiplicity of such materials, and whether or not said body includes one or more layers or other regions (constituting substantially less than the whole of said body) of a material or materials which are of a type other than SEMICONDUCTIVE MATERIAL or

JUNCTION MATERIAL, and if provided as a part thereof, said device includes passivating means therefor.



     Said device has such characteristic that (a) when it is coupled to output circuitry or electro-magnetic media and energy (including or not, one or more sources of electric power) is applied to the device either (1) as input signals through certain of its electrodes, with or without one or more sources of biasing potential, or (2) as radiant energy or particles incident upon one or more portions thereof, said device will produce in said output circuitry or electromagnetic media, potentials or currents or electromagnetic radiations which are effectively related to said energy; or (b) when it consists of said body and two electrodes and potential is applied through its electrodes, the impedance of the body is a function of the polarity of the potential.



     Section 10.    "SEMICONDUCTIVE APPARATUS" means:



     (a)  a SEMICONDUCTIVE ELEMENT; or



     (b) a SEMICONDUCTIVE ELEMENT and one or more films of conductive,

     semiconductive or insulating material formed on a surface or surfaces of said element, said film or films comprising one or more conductors, active or passive electrical circuit elements, or any combination thereof; or



     (c) a unitary assembly consisting of one or more of (a), one or more of

     (b), or any multiple of (a) and (b), having a fixed permanent physical relationship established therebetween; or



     (d) a unitary assembly consisting of (a), (b) or (c), and one or more thin film devices having a fixed permanent physical relationship established therebetween.



     Such apparatus includes, if provided therewith as a part thereof,

supporting means, terminal members, conductors or equivalent interconnecting members, housing means, and any environmental controlling means included within such housing means or unitary therewith, and such apparatus further includes, if provided therewith as a part thereof, the electrical circuits constituted hereby and integrally included therein.



     Section 11.    "PERSONAL COMPUTER(S)" means a system having the following elements: (1) provision for user input; (2) provision for output; (3) memory for storing at least program instructions; and (4) at least one SEMICONDUCTIVE

APPARATUS incorporating a CPU wherein said system is primarily intended for accepting user inputs either directly or indirectly, processing data, and displaying or outputting information, all under control of program instructions from memory executed by said CPU. The definition of a PERSONAL COMPUTER shall not include devices primarily intended for use as an electronic calculator having a display which is incapable of simultaneously displaying more than six lines of individually alterable alpha-numeric characters or symbols. "PERSONAL

COMPUTER" shall not mean any mainframe computer such as an IBM 360 or 370. A

PERSONAL COMPUTER may include all input and output devices of the type sold therewith, including externally coupled peripherals such as a keyboard, mouse,

trackball, video display unit ("VDU"), and further, all associated peripheral devices such as data storage devices, modems, incorporated functions for LAN,

TV, telephone, stereo, interactive disk, multimedia or other functions or other peripheral devices incorporated in the same housing as the CPU. Notwithstanding the above, a printer shall in no event be considered as an input or output device of the type sold therewith unless the printer is incorporated into the same housing and is an integral piece of, the PERSONAL COMPUTER.  If a computer comprises a plurality of systems, each of which meets the preceding definition of a PERSONAL COMPUTER, then each such system shall be considered a separate

PERSONAL COMPUTER for purposes of this Agreement.



     Section 12.    "PERIPHERAL DEVICE(S)" means a device which is not housed in a PERSONAL COMPUTER when sold or disposed of by AST or a SUBSIDIARY of AST and having (1) provision for input and output of data or datum, (2) memory storing at least program instructions, and (3) at least one Single Chip CPU; said

PERIPHERAL DEVICE primarily intended for coupling to a PERSONAL COMPUTER, or placement within the housing of a PERSONAL COMPUTER. Examples include, but are not limited to, keyboards, printers, modems, mass storage systems, and LAN servers.



     Section 13.    "GRAPHICS DISPLAY SYSTEM(S)" means a system designed to

include a CPU and one or more memory devices, at least one of the memory devices having a multibit serial output for coupling to a display of a PERSONAL

COMPUTER.  By way of illustration, one such GRAPHICS DISPLAY SYSTEM is described in U.S. Patent 4,663,735.



     Section 14.    "LICENSED PRODUCT(S)" means PERSONAL COMPUTERS, PERIPHERAL

DEVICES, and GRAPHICS DISPLAY SYSTEMS.



     Section 15.    "MANUFACTURER'S FACTORY PRICE" (MFP) means the price billed or invoiced for a LICENSED PRODUCT (excluding packing and shipping costs and crediting returns and adjustments) to a non-SUBSIDIARY by AST or a SUBSIDIARY of

AST. For all LICENSED PRODUCTS disposed of by AST or a SUBSIDIARY of AST, other than by such sale to a non-SUBSIDIARY, MFP shall be the average price billed or invoiced to a non-SUBSIDIARY by AST or a SUBSIDIARY of AST for the same or a similar LICENSED PRODUCT during the relevant royalty accounting period.



     For the purpose of determining its MFP, any given PERSONAL COMPUTER shall include the standard features provided for that given model number, including any PERIPHERAL DEVICE or GRAPHICS DISPLAY SYSTEM incorporated within that model number.  By way of example, if a given PERSONAL COMPUTER model number includes a hard disk as a standard feature of that model number, then the MFP of that model number PERSONAL COMPUTER shall be the MFP that includes the hard disk.



     For the purposes of this Agreement, LICENSED PRODUCTS billed or invoiced directly to an end user (as distinguished from a reseller) shall be deemed to have an MFP which is eighty percent (80%) of the invoice price.



     If a LICENSED PRODUCT requires a microprocessor chip to operate, but the

LICENSED PRODUCT does not include the microprocessor chip, then the MFP of such a LICENSED PRODUCT shall be the MFP that would otherwise be calculated, but augmented by the addition of the cost of the microprocessor chip.



     Section 16.    "DEFORMABLE DEVICES" means a SEMICONDUCTIVE APPARATUS

wherein addressable and movable radiation reflecting members comprise a substantial portion of the device, including, by way of illustration,

electrostatically controllable, deformable or deflectable mirrors.



     Section 17.    "DMD SYSTEMS" means any instrumentality or aggregate of

instrumentalities which incorporates one or more DEFORMABLE DEVICES as a part thereof.  In the event a separately housed DMD SYSTEM is connected to a PERSONAL

COMPUTER as a peripheral device, the DMD SYSTEM shall not be deemed to include such PERSONAL COMPUTER or other PERIPHERAL DEVICES which are connected to such

PERSONAL COMPUTER.



     Section 18.    For the purposes of this Agreement, neither DEFORMABLE

DEVICES nor DMD SYSTEMS shall be deemed to be encompassed by any of the other product definitions of this Article I nor shall they be deemed to be LICENSED

PRODUCTS.



     Section 19.    "DRAM" means memory semiconductive apparatus of various

memory capacity wherein data is represented in an individual memory cell by dynamically stored charge, and including by way of example, VIDEO RAMs (VRAM),

and Field or Frame memories, commonly referred to in the industry as FRAMs.



     Section 20.    "QUALIFIED 486DX PRODUCT" means a microprocessor chip

product to be made by TI which is hardware, software and firmware compatible with any version of the 486DX-type microprocessor chip purchased by AST from any supplier for incorporation into personal computers manufactured by AST with such version of the chip being purchased by AST in commercially significant quantities (i.e., not just samples or beta units, but at least 60,000 chips annually).



     Section 21.    "QUALIFIED 586 PRODUCT" means a microprocessor chip product to be made by TI which is hardware, software and firmware compatible with any version of the Pentium-type microprocessor chip purchased by AST from any supplier for incorporation into personal computers manufactured by AST with such version of the chip being purchased by AST in commercially significant quantities (i.e., not just samples or beta units, but at least 60,000 chips annually).



                                   ARTICLE II

                                 MUTUAL RELEASES



     Section 1.     AST hereby releases, acquits and forever discharges TI and all of TI's SUBSIDIARIES from any and all claims or liability for infringement or alleged infringement of any AST PATENT under which a license is herein granted by AST with respect to performance by TI or any of TI's SUBSIDIARIES,

prior to the EFFECTIVE DATE, of acts which if performed on or after the

EFFECTIVE DATE would be acts licensed hereunder.



     Section 2.     Subject to the payment of the sums prescribed in Article V,

Section 1A(d) or Section 1B(b) hereof, TI hereby releases, acquits and forever discharges AST and all of AST'S SUBSIDIARIES from any and all claims or liability for infringement or alleged infringement of any TI PATENT under which a license is herein granted by TI with respect to performance by AST or any of

AST's SUBSIDIARIES, prior to the EFFECTIVE DATE, of acts which if performed on or after the EFFECTIVE DATE would be acts licensed hereunder.



     Section 3.     AST hereby waives any and all claims of liability for

infringement or alleged infringement which AST or any of AST's SUBSIDIARIES may have against TI or any or all of TI's SUBSIDIARIES based on any AST-

PARTICIPATION PATENT with respect to performance by TI or any of TI's

SUBSIDIARIES, prior to the EFFECTIVE DATE, of acts which if performed on or after the EFFECTIVE DATE would be acts licensed hereunder, and AST hereby agrees to release TI and TI's SUBSIDIARIES from any and all such claim or liability to the extent AST has the legal right to grant such a release.



     Section 4.     TI hereby waives any and all claims or liability for

infringement or alleged infringement which TI or any of TI's SUBSIDIARIES may have against AST or any or all of AST'S SUBSIDIARIES based on any TI-

PARTICIPATION PATENT with respect to performance by AST or any of AST's

SUBSIDIARIES, prior to the EFFECTIVE DATE, of acts which if performed on or after the EFFECTIVE DATE would be acts licensed hereunder, and TI hereby agrees to release AST and AST's SUBSIDIARIES from any and all such claim or liability to the extent TI has the legal right to grant such a release.



     Section 5.     Notwithstanding any provision in this Agreement to the

contrary, the mutual releases in this Article II shall survive the term of this

Agreement or any earlier termination, and are independent of all other provisions of this Agreement.  AST and TI agree that the rights each is receiving from the other constitutes adequate consideration for the releases each is giving to the other and the other's SUBSIDIARIES.



                                   ARTICLE III

                                GRANT OF LICENSES



     Section 1.     Subject to the payment of the sums prescribed in Article V hereof, TI grants and agrees to grant to AST and its SUBSIDIARIES, during the term of this Agreement, non-exclusive licenses under TI PATENTS to make, to use,

to lease, to sell and to otherwise dispose of LICENSED PRODUCTS.



     Section 2.     TI hereby agrees, to the extent that it has the legal right

(and in the event it does not have such right, to exert reasonable efforts to obtain such right), to grant to AST and its SUBSIDIARIES non-exclusive licenses or sublicenses, as the case may be, under TI-PARTICIPATION PATENTS, to make, to use, to lease, to sell and to otherwise dispose of LICENSED PRODUCTS.



     Section 3.     AST grants and agrees to grant to TI and its SUBSIDIARIES,

during the term of this Agreement, non-exclusive licenses under AST PATENTS to make, to use, to lease, to sell and to otherwise dispose of LICENSED PRODUCTS.



     Section 4.     AST hereby agrees, to the extent that it has the legal right

(and in the event it does not have such right to exert reasonable efforts to obtain such right), to grant to TI and its SUBSIDIARIES non-exclusive licenses or sublicenses, as the case may be, under AST-PARTICIPATION PATENTS to make, to use, to lease, to sell and to otherwise dispose of LICENSED PRODUCTS.



     Section 5A.    Notwithstanding anything to the contrary contained elsewhere in this Agreement, no royalties shall be payable hereunder with respect to any

PERIPHERAL DEVICE which is not a AST Trademarked Product (as hereinafter defined) and such PERIPHERAL DEVICE shall be unlicensed under this Agreement and

TI covenants not to sue or take any legal action against AST or any of its

SUBSIDIARIES, nor treat such use or sale to be a breach of this Agreement, with respect to any such PERIPHERAL DEVICE which is used or sold prior to the expiration of this Agreement.



     For the purposes of this Agreement, the term "AST Trademarked Product"

shall mean a product which is disposed of by AST bearing a trademark that is owned or licensed by AST or any corporation that controls, is controlled by, or is under common control with AST; provided, however, that neither government required labeling or plating, such as required by the U.S. Federal

Communications Commission, nor trademarks on the packaging or documentation for such products shall be deemed to make a product a AST Trademarked Product.  The provisions of this Section 5A shall not be applicable to any product made by

AST.





     Section 5B.    Notwithstanding anything to the contrary contained elsewhere in this Agreement, no royalties shall be payable hereunder with respect to any

NON-PERIPHERAL (as hereinafter defined) which meets each of the following conditions and such NON-PERIPHERAL shall be unlicensed under this Agreement and

TI covenants not to sue or take any legal action against AST or any of its

SUBSIDIARIES, nor treat such use or sale to be a breach of this Agreement, with respect to any such NON-PERIPHERAL which is used or sold prior to the expiration of this Agreement:



     (a)  Such NON-PERIPHERAL is not a AST Trademarked Product; and



     (b) Such NON-PERIPHERAL is acquired by AST from a third party NON-

     SUBSIDIARY (whether such party is the manufacturer, a reseller, or some other third party) that has a U.S. presence (i.e., is subject to service of process in the U.S.); provided, however, that a U.S. presence shall be deemed to exist with respect to any NON-PERIPHERAL that was either acquired by or disposed of by AST prior to the EFFECTIVE DATE.



     For the purposes of this Agreement, the term "NON-PERIPHERAL" shall mean a

LICENSED PRODUCT other than a PERIPHERAL DEVICE.  The provisions of this Section

5B shall not be applicable to any product made by AST.



     Section 5C (a).     Notwithstanding anything to the contrary contained

elsewhere in this Agreement, if AST has elected ROYALTY OPTION I pursuant to

Article V, Section 1B, AST shall have the option to suspend payment of royalties on any NON-PERIPHERAL that meets each of the following conditions:



     (i) SUCH NON-PERIPHERAL is acquired by AST from a third party NON-

     SUBSIDIARY (whether such party is the manufacturer, a reseller, or some other third party) that has no U.S. presence (i.e., is not subject to service of process in the U.S.); and



     (ii) Such NON-PERIPHERAL is not a AST Trademarked Product.



     (b) AST may exercise such option by (i) providing TI notice prior to such suspension and (ii) identifying the third party from which AST has acquired (or proposes to acquire) such NON-PERIPHERAL and, if known to AST, such third party's volume of sales, the name and address of the manufacturer of such NON-

PERIPHERAL, and the volume of sales of such manufacturer, and (iii) attending for informational purposes a meeting with TI and such third party and/or manufacturer at a reasonable time and place for TI to encourage such third party and/or manufacturer to enter into license agreements with TI covering such NON-

PERIPHERAL. TI will make a good faith effort to conclude such license agreements with one of such third parties within one (1) year from the date AST provides the information specified in Clause (b) (ii) above.



     In the event that TI is unable to conclude such an agreement either with the manufacturer or other third party reseller of such NON-PERIPHERAL to AST within the one (1) year period, then AST shall commence royalty payments for all such NON-PERIPHERALS purchased from such unlicensed third party after the expiration of the one (1) year period. AST shall pay royalties on all such NON-

PERIPHERALS purchased during such one (1) year period, payable within thirty

(30) days after the end of the one (1) year period.  In the event that any license agreement is entered into by TI and such third party, and such third party pays to TI royalties on any NON-PERIPHERAL for which AST has already paid royalties to TI, then TI shall repay to AST any such already paid royalties plus interest at 8% per annum for the period from the third party's payment to the date of TI's repayment.



     The provisions of Article VI, Section 9, shall apply fully in any instance where LICENSED PRODUCTS are sold to AST by a third party having a license from

TI to do so, or by a reseller who acquired LICENSED PRODUCTS from such third party, whether or not such license agreement was entered into during said one

(1) year period.



     Section 6.     No monetary consideration shall be payable by TI to AST for the grant of licenses and/or sublicenses pursuant to sections 3 and 4 of this

Article III.



     Section 7.     With respect to the licenses granted in Sections 1, 2, 3, 4 and 5 of this Article III, a license to a party "to make" LICENSED PRODUCTS shall also include the right for such party to contract all or a portion of the manufacture or assembly of LICENSED PRODUCTS to third parties.



     Section 8.     Specifically excluded from the grant of licenses in Sections

1 through 5 of this Article III are licenses to make, to use, to lease, to sell and to otherwise dispose of SEMICONDUCTIVE APPARATUS and DMD SYSTEMS under any of the claims of TI PATENTS, TI-PARTICIPATION PATENTS, AST PATENTS and AST-

PARTICIPATION PATENTS licensed hereunder, and TI covenants not to sue or take legal action against AST or any of its SUBSIDIARIES, nor treat such use or sale to be a breach of this Agreement, with respect to any such SEMICONDUCTIVE

APPARATUS which are purchased from a third party during the term of this

Agreement and thereafter incorporated into a LICENSED PRODUCT.

                                   ARTICLE IV

                            LICENSES TO SUBSIDIARIES



     Section 1. (a) If AST wishes to acquire an interest in a third party company after the EFFECTIVE DATE, TI agrees to provide to AST, within thirty

(30) days after request by AST, an indication whether or not products made, sold or leased by said third party company are covered by any TI PATENTS.



     (b) If AST subsequently acquires said third party company after TI indicates that said third party company products are covered by TI PATENTS,

where the acquired company has engaged in the manufacture or sale of LICENSED

PRODUCTS, royalty for the sale or other disposition of LICENSED PRODUCTS,

including unlicensed sales prior to such acquisition, shall be subject to the provisions of Article V, Section 1A. The extent that such subsequently acquired

SUBSIDIARY shall be entitled to any Royalty Adjustment under Article 5, Section

1A shall depend upon the extent to which AST has satisfied the FAM for that royalty period.



     (c) If AST subsequently acquires said third party company after TI indicates that said third party company products are not covered by TI PATENTS,

no royalty will be due for unlicensed sales of said acquired company prior to such acquisition, but royalties for sale or other disposition of LICENSED

PRODUCTS after such acquisition shall be subject to the provisions of Article V,

Section 1A.  The extent that such subsequently acquired SUBSIDIARY shall be entitled to any Royalty Adjustment under Article V, Section 1A shall be calculated using all of the TNP for AST and all of its SUBSIDIARIES, including the subsequently acquired SUBSIDIARIES, to determine the extent to which AST has satisfied the FAM for that royalty period.



     Section 2.     In the event that the relationship of a SUBSIDIARY of a

party hereto changes so that a corporation, company, or other entity ceases to be such a SUBSIDIARY, the license extended to such corporation, company or other entity under this Agreement shall automatically terminate as of the date such relationship changes, but the licenses granted either directly or indirectly by such corporation, company or other entity to the other party hereto under this

Agreement shall continue until expiration or termination of this Agreement.

                                    ARTICLE V

                        ROYALTY TERMS, PAYMENTS AND TAXES



     Section 1.     In consideration for the license granted and agreed to be

granted by TI pursuant to Article III hereof, AST hereby agrees to elect in writing one of the following ROYALTY OPTIONS I or II within sixty (60) days after the EFFECTIVE DATE and undertakes to thereafter pay TI royalties during the term of this Agreement under the elected ROYALTY OPTION as set forth below,

and AST shall have the right to change its election between either of ROYALTY

OPTIONS I or II for the portion of the term of this License Agreement subsequent to January 1, 1998, provided that AST sends written notice of such change of election to TI within sixty (60) days after January 1, 1998:



     Section 1A.    ROYALTY OPTION I



     (a) PERSONAL COMPUTER(s):



          A royalty shall be due for each PERSONAL COMPUTER made, sold, used,

     leased, or otherwise disposed of by AST or its representative in either the

     United States of America or Japan. Additionally, from and after final issuance after Opposition of a counterpart patent to U.S. Patent RE 31,864 in the Federal Republic of Germany and so long as such patent is maintained, a royalty shall be due for each PERSONAL COMPUTER made, sold,

     used, leased, or otherwise disposed of by AST or its representative in the

     Federal Republic of Germany if the PERSONAL COMPUTER performs a test routine upon power-up.  In calculating royalties to be paid by AST, the following stated per unit royalty shall apply. For each PERSONAL COMPUTER made, sold, used, leased, or otherwise disposed of by AST or its representative in the United States of America before January 1, 1998, the

     Standard Royalty shall be XXXXXX, but an Interim Royalty to be used for purposes of computing royalties due for each semiannual reporting period pursuant to the provisions of Article VI, Section 4 shall be XXX.  For each

     PERSONAL COMPUTER made, sold, used, leased, or otherwise disposed of by AST or its representative in Japan or the Federal Republic of Germany before

     January 1, 1998, and not directly or indirectly exported to the United

     States of America, the Standard Royalty shall be XXXXXX and the Interim

     Royalty shall be XXXXX. For each PERSONAL COMPUTER made, sold, used,

     leased, or otherwise disposed of by AST or its representative in the United

     States of America on or after January 1, 1998, the Standard Royalty shall be XXXXXX, but an Interim Royalty to be used for purposes of computing royalties due for each semiannual reporting period pursuant to the provisions of Article VI, Section 4 shall be XX.  For each PERSONAL

     COMPUTER made, sold, used, leased, or otherwise disposed of by AST or its representative in Japan or the Federal Republic of Germany on or after

     January 1, 1998, and not directly or indirectly exported to the United

     States of America, the Standard Royalty shall be XXXXXX and the Interim

     Royalty shall be XXXXX.



          In the alternative and at AST's election, the following calculations may be used to determine the required royalty for activities on or after

     January 1, 1998. For each PERSONAL COMPUTER made, sold, used, leased or otherwise disposed of by AST or its representative in the United States on or after January 1, 1998, the Standard Royalty shall be XXXXX of the MFP and the Interim Royalty shall be XXXXX of the MFP. For each PERSONAL

     COMPUTER made, sold, used, leased, or otherwise disposed of by AST or its representative in Japan on or after January 1, 1998, and not directly or indirectly exported to the United States of America, the Standard Royalty

     shall be XXXXX of the MFP and the Interim Royalty shall be XXXXX of the

     MFP. For each PERSONAL COMPUTER made, sold, used, leased, or otherwise disposed of by AST or its representative in the Federal Republic of Germany

     (when applicable) on or after January 1, 1998, and not directly or indirectly exported to the United States of America or Japan, the Standard

     Royalty shall be XXXXX of the MFP and the interim Royalty shall be XXXXX of the MFP.



     (b) PERIPHERAL DEVICE(s):



          A royalty shall be due for each PERIPHERAL DEVICE made, sold, used,

     leased, or otherwise disposed of by AST or its representative in either the

     United States of America or Japan. Additionally, from and after final issuance after Opposition of a counterpart patent to U.S. Patent RE 31,864 in the Federal Republic of Germany and so long as such patent is maintained, a royalty shall be due for each PERIPHERAL DEVICE made, sold,

     used, leased, or otherwise disposed of by AST or its representative in the

     Federal Republic of Germany if the PERIPHERAL DEVICE performs a test routine upon power-up. The royalty shall be calculated as follows.



          For each PERIPHERAL DEVICE made, sold, used, leased, or otherwise disposed of by AST or its representative in the United States of America before January 1, 1998, the Standard Royalty shall be XXXX of the MFP and the Interim Royalty shall be XXXX of the MFP. For each PERIPHERAL DEVICE made, sold, used, leased, or otherwise disposed of by AST or its representative in Japan before January 1, 1998, and not directly or indirectly exported to the United States of America, the Standard Royalty

     shall be XXXX of the MFP, and the Interim Royalty shall be XXXX of the MFP.

     For each PERIPHERAL DEVICE made, sold, used, leased, or otherwise disposed of by AST or its representative in the Federal Republic of Germany (when applicable) before January 1, 1998, and not directly or indirectly exported to the United States of America or Japan, the Standard Royalty shall be

     XXXX of the MFP and the Interim Royalty shall be XXXXX of the MFP.

     However, such royalty shall not be due for a peripheral device which is part of a PERSONAL COMPUTER as defined in Article I, Section 11.  In no event, for activities before January 1, 1998, shall the Standard Royalty of a PERIPHERAL DEVICE exceed XXXXXX, nor shall the Interim Royalty exceed

     XXXXX.



          For each PERIPHERAL DEVICE made, sold, used, leased, or otherwise disposed of by AST or its representative in the United States of America on or after January 1, 1998, the Standard Royalty shall be XXXXX of the MFP and the Interim Royalty shall be XXXXX of the MFP.  For each PERIPHERAL

     DEVICE made, sold, used, leased, or otherwise disposed of by AST or its representative in Japan on or after January 1, 1998, and not directly or indirectly exported to the United States of America, the Standard Royalty

     shall be XXXXX of the MFP, and the Interim Royalty shall be XXXXX of the

     MFP.  For each PERIPHERAL DEVICE made, sold, used, leased, or otherwise disposed of by AST or its representative in the Federal Republic of Germany

     (when applicable) on or after January 1, 1998, and not directly or indirectly exported to the United States of America or Japan, the Standard

     Royalty shall be XXXXX of the MFP and the Interim Royalty shall be XXXXX of the MFP.  However, such royalty shall not be due for a peripheral device which is part of a PERSONAL COMPUTER as defined in Article I, Section 11.

     In no event, for activities on or after January 1, 1998, shall the Standard

     Royalty of a PERIPHERAL DEVICE exceed XXXXXX, nor shall the Interim Royalty exceed XXXXX.



     (c) GRAPHICS DISPLAY SYSTEM(s):



          (i) A royalty shall be due for each GRAPHICS DISPLAY SYSTEM made,

          used, leased, sold or otherwise disposed of by AST or its

          representative in the United States of America.



          (ii) Additionally, TI shall have the right to give AST written notice of any patent registered in Japan which TI asserts will cover a

          GRAPHICS DISPLAY SYSTEM. In such event TI and AST agree to have good faith discussions concerning whether the claim(s) of such patent(s)

          reasonably cover such a system and, if necessary, amend the definition of GRAPHICS DISPLAY SYSTEM(s) as it applies to Japan to be commensurate with the scope of said patent(s).  If the parties cannot reach a mutual agreement on the scope of the claim(s) of such patent within ninety (90) days of such notice, TI shall have the right to terminate the license under TI PATENTS in Japan to GRAPHIC DISPLAY

          SYSTEM(s) and seek legal relief.  In the event that the parties agree that the cited patent covers GRAPHIC DISPLAY SYSTEM(s) (including amendments of the definition, if any), a royalty shall be due for each such GRAPHIC DISPLAY SYSTEM made, sold, used, leased, or otherwise disposed of by AST or its representative in Japan and not directly or indirectly exported to the United States of America.  Such royalty shall be due dating from the date of publication for opposition of the patent application on the basis of which said patent was registered and shall continue through the term of the Agreement, but in no event shall it predate February 1, 1994.  Royalties due for the period prior to the date of the parties reaching agreement shall be paid to TI within thirty (30) days of such agreement and shall include interest at the rate of 8% per annum.  The provision of this Paragraph l(c)

          (ii) shall survive expiration of the Agreement for those instances where a patent is published for opposition prior to December 31, 2000,

          but the parties do not reach agreement as to the scope of the registered patent until after December 31, 2000.



          (iii) in both (i) and (ii) above, for activities before January 1,

          1998 the Standard Royalty shall be XXXXXX and the Interim Royalty shall be XXXXX, and for activities on or after January 1, 1998 the

          Standard Royalty shall be XXXXX and the Interim Royalty shall be

          XXXXX.  Notwithstanding anything herein to the contrary, a PERSONAL

          COMPUTER and a GRAPHICS DISPLAY SYSTEM in one unit shall not give rise before January 1, 1998 to a Standard Royalty greater than XXXXXX nor an Interim Royalty greater than XXXXXX, and shall not give rise on or after January 1, 1998 to a Standard Royalty greater than XXXXXX nor an

          Interim Royalty greater than XXXXXX.



     (d) In addition to the payments set forth in Section 1A(a)-(c) and (e) of this Article V, AST agrees to pay TI an initial license fee in the amount of XXXX  XXXXXXX XXXXXXXX XX XXXXXXX XXXXXXXXXXXXXXX at the time this

     License Agreement is executed by both TI and AST.



     (e)  In addition to the payments set forth in Section 1A(a)-(d) of this

     Article V, AST agrees to pay TI a second license fee in the amount of XXXX

     XXXXXXX XXXXXXXX XX XXXXXXX XXXXXXXXXXXXXXX on or before January 1, 1996,

     AST agrees to pay TI a third license fee in the amount of XXXX XXXXXXX

     XXXXXXXX XX XXXXXXX XXXXXXXXXXXXXXX on or before January 1, 1997, AST agrees to pay TI a fourth license fee in the amount of XXXX XXXXXXX

     XXXXXXXX XX XXXXXXX XXXXXXXXXXXXXXX on or before January 1, 1998, AST agrees to pay TI a fifth license fee in the amount of XXXX XXXXXXX XXXXXXXX

     XX XXXXXXX XXXXXXXXXXXXXXX on or before January 1, 1999, and AST agrees to pay a TI sixth license fee in the amount of XXXX XXXXXXX XXXXXXXX XX

     XXXXXXX XXXXXXXXXXXXXXX on or before January 1, 2000.



     (f)  If the payment set forth in Section 1B(b) of this Article V has been made, then the payment set forth in Section 1A(d) of this Section V shall not be required.  If particular license fees (e.g., second, third, etc.)

     have been made as stated in Section 1B(c) of this Article V, then the corresponding particular license fees in Section 1A(e) of this Article V shall not be required.



     (g) All taxes imposed as a result of the existence of this Agreement or the performance of the parties hereunder shall be borne and paid by the party required to do so by applicable law, provided however, that if so required by applicable law, AST shall withhold from its payment to TI pursuant to this Agreement, the amount of any national taxes levied on said payment,

     and shall promptly effect payment thereof to the appropriate tax authorities.  AST shall take all reasonable steps to minimize such taxes including securing the minimum rates of withholding tax under any income tax convention which the United States has with the country imposing such taxes.  Further, AST shall take all reasonable steps to qualify payment of such taxes for use by TI of the U.S. Foreign Tax Credit including obtaining and providing TI with official tax receipts of such country which identify

     TI as the party subject to such withholding taxes.



     (h) The Standard Royalty calculated pursuant to the provisions of Article

     V, Section 1A may be adjusted downwards by up to XXXXX XXXXXXX XXXXX in the case of PERSONAL COMPUTERS made, sold, used, leased, or otherwise disposed of in the United States of America and by up to XXXXX XXXXXXX XXXXX in the

     case of all other LICENSED PRODUCTS for each Fiscal Annual Period

     (hereinafter defined as a period extending from January 1 of a year to

     December 31 of the same year) commencing on January 1, 1995 and extending through December 31, 2000, at the voluntary election of AST by applying any

     Total Net Purchases (as hereinafter defined) accrued during any such Fiscal

     Annual Period, to arrive at an Adjusted Royalty for such period, as follows:



          (i) The Adjusted Royalty for such Fiscal Annual Period is calculated by multiplying the Standard Royalty (determined under Section 1A of this Article V) for such period, by the Royalty Adjustment for such period.



          (ii) "Royalty Adjustment" is calculated once for each Fiscal Annual

          Period, said calculation being made at the conclusion of the next succeeding Fiscal Annual Period; and is calculated as follows:



               For any Fiscal Annual Period during which the applicable Total

          Net Purchases (TNP) are less than XXXXXXXXXXXXXX, the Royalty

          Adjustment shall be XXXX.



               For any Fiscal Annual Period during which the applicable TNP are exactly XXXXXXXXXXXXXX, the Royalty Adjustment shall be XXXX.



               For any Fiscal Annual Period during which the applicable TNP are greater than XXXXXXXXXXXXXX, but less than the Fiscal Annual Minimum

          ("FAM") as subsequently defined, the Royalty Adjustment shall be a number less than XXXX in all cases, but greater than XXXX in the case of U.S. PERSONAL COMPUTERS and greater than XXXX in the case of all other LICENSED PRODUCTS.  The Royalty Adjustment shall be reduced linearly from XXXX to XXXX or XXXX as the case may be as a function of the extent to which the applicable TNP for the Fiscal Annual Period exceed XXXXXXXXXXXXXX but are less than the FAM.



               For any Fiscal Annual Period during which the applicable TNP exceed the FAM, the Royalty Adjustment shall be XXXX in the case of

          U.S. PERSONAL COMPUTERS, and XXXX for all other LICENSED PRODUCTS.



     In the interests of administrative convenience, the parties agree that royalties payable by AST at the end of each fiscal semiannual reporting period may be computed using the Interim Royalties set forth in Section 1A of this

Article V. To the extent that the adjusted royalties as determined pursuant to the provisions of this Article V, Section 1A(h) exceed such royalties previously paid for any given Fiscal Annual Period, such excess shall be paid to TI by AST with interest at the rate of eight percent (8%) per annum as part of the royalty payment made at the conclusion of the Fiscal Annual Period immediately following said given Fiscal Annual Period.  At AST's option, at the end of any royalty payment period, it may choose to pay royalties in accordance with the Standard

Royalty and TI will refund any excess payment at the time the parties mutually agree that a refund is due. No interest shall be due on any refund payment made by TI.





     Section 1B.    ROYALTY OPTION II



     (a) For ease of record keeping and administrative convenience, the parties agree to the following lump sum royalty payment procedure, which payment amounts are deemed to be fully equivalent to and in lieu of the royalty payments set forth in this Article V, Section 1A based upon expected future business activities of AST:



                         Annual Standard           Annual Minimum
     Fiscal              Lump Sum Royalty         Lump Sum Royalty
  Annual Period              Payments                  Payments
01/01/95-12/31/95        X    XXXXXXXXXX          X     XXXXXXXXX

01/01/96-12/31/96        X    XXXXXXXXXX          X    XXXXXXXXXX

01/01/97-12/31/97        X    XXXXXXXXXX          X    XXXXXXXXXX

01/01/98-12/31/98        formula below            formula below

01/01/99-12/31/99        formula below            formula below

01/01/00-12/31/00        formula below            formula below



          (i) AST agrees to pay to TI the required Annual Standard Lump Sum

          Royalty Payment each Fiscal Annual Period that the TNP paid by AST to

          TI are less than XXXXXXXXXX.



          (ii) If the TNP for a Fiscal Annual Period equal exactly XXXXXXXXXX,

          the Annual Standard Lump Sum Royalty Payment for that annual period will be reduced by XXX.



          (iii) If the TNP for a Fiscal Annual Period exceed XXXXXXXXXX but are less than the Fiscal Annual Minimum for that annual period as set forth below, the Annual Standard Lump Sum Royalty Payment for that annual period shall be reduced linearly from a factor of XX to the

          Annual Minimum Royalty Payment for that annual period as a linear function of the extent to which the TNP exceed XXXXXXXXXX but are less than the FAM.



          (iv) If the TNP for a Fiscal Annual Period equal or exceed the Fiscal

          Annual Minimum for that annual period as set forth below, the Annual

          Standard Lump Sum Royalty Payment for that annual period shall be reduced to the respective Annual Minimum Lump Sum Royalty Payment for that annual period.



          (v)  As formulated for the calendar years 1998 through 2000, the

          Annual Standard Lump Sum Royalty Payment and Annual Minimum Lump Sum

          Royalty Payment shall be equal to XXX of those levels stated above for the calendar year 1997, augmented by the average annual compound growth rate of AST US personal computer unit sales data obtained from published IDC figures for the calendar years 1995 through 1997, such average annual compound growth rate being compounded each year to compute the Annual Standard Lump Sum Royalty Payment and Annual

          Minimum Lump Sum Royalty Payment for the calendar years 1998, 1999 and

          2000.  For example, if AST's US personal computer unit sales, as published by IDC, increased from 733,000 units in calendar year 1994 to 975,623 units in calendar year 1997, this would be an average annual compound growth rate of 10% for the calendar years 1995 through

          1997, and would mean that the Annual Standard Lump Sum Royalty Payment for calendar year 1998 would be 10% more than XXX of the 1997 level

          (which would be XXXXXXXXXXX) with the 1999 level being an additional

          10% more than the 1998 level (which would be XXXXXXXXXXX) and with the

          2000 level being an additional 10% more than the 1999 level (which would be XXXXXXXXXXX), and would mean that the Annual Minimum Lump Sum

          Royalty Payment for calendar year 1998 would be 10% more than XXX of the 1997 level (which would be XXXXXXXXXX) with the 1999 level being an additional 10% more than the 1998 level (which would be

          XXXXXXXXXXX) and with the 2000 level being an additional 10% more than the 1999 level (which would be XXXXXXXXXXX).  This example is presented for illustrative purposes, and the growth rate of AST may be higher or lower than the 10% rate used in the example.



     (b) Upon election of ROYALTY OPTION II, in addition to the payments set forth in Section 1B(a) and (c) of this Article V, AST agrees to pay TI an initial license fee in the amount of XXXX XXXXXXX XXXXXXXX XX XXXXXXX

     XXXXXXXXXXXXXXX at the time this License Agreement is executed by both TI and AST.



     (c)  In addition to the payments set forth in Section 1B(a) and (b) of this

     Article V, AST agrees to pay TI a second license fee in the amount of XXXX

     XXXXXXX XXXXXXXX XX XXXXXXX XXXXXXXXXXXXXXX on or before January 1, 1996,

     AST agrees to pay TI a third license fee in the amount of XXXX XXXXXXX

     XXXXXXXX XX XXXXXXX XXXXXXXXXXXXXXX on or before January 1, 1997, AST agrees to pay TI a fourth license fee in the amount of XXXX XXXXXXX

     XXXXXXXX XX XXXXXXX XXXXXXXXXXXXXXX on or before January 1, 1998, AST agrees to pay TI a fifth license fee in the amount of XXXX XXXXXXX XXXXXXXX

     XX XXXXXXX XXXXXXXXXXXXXXX on or before January 1, 1999, and AST agrees to pay TI a sixth license fee in the amount of XXXX XXXXXXX XXXXXXXX XX

     XXXXXXX XXXXXXXXXXXXXXX on or before January 1, 2000.



     (d)  If the payment set forth in Section 1A(d) of this Article V has been made, then the payment set forth in Section 1B(b) of this Section V shall not be required.  If particular license fees (e.g., second, third, etc.)

     have been made as stated in Section 1A(e) of this Article V, then the corresponding particular license fees in Section 1B(c) of this Article V shall not be required.



     Section 2.     "Total Net Purchases" ("TNP") means the total amount paid by

AST or its SUBSIDIARIES subsequent to the EFFECTIVE DATE, to TI or its

SUBSIDIARIES for the purchase of products from TI or its SUBSIDIARIES, less (i)

any such portion of such amount which has been used by AST to adjust the royalty for a Fiscal Annual Period prior to said given Fiscal Annual Period; (ii) sales,

excise taxes, and any other taxes (other than taxes measured by TI's or its

SUBSIDIARY's income) levied in respect of such sales, where such amounts are included in the amount paid; (iii) returned sales; (iv) trade or quantity discounts; (v) transportation and insurance costs where such amounts are included in the amount paid; and (vi) import duties.  Amounts related to items

(ii), (v), and (vi) will be deducted from TNP only when they are separately shown on the invoice.  In the event that AST purchases products for resale or for incorporation in other products for resale from a third party supplier having approved the inclusion in such products of one or more subassemblies,

components, or devices purchased by the supplier from TI, then the amounts paid by said supplier to TI for the purchase of such subassemblies, components, or devices shall be included in AST's TNP for the annual reporting period in which

AST purchases the products. TNP are expressed in U.S. dollars.



     If the TNP for such Fiscal Annual Period, when added to any carryover from previous year(s) exceeds the FAM for such Fiscal Annual Period, the excess may be carried over for use in any succeeding Fiscal Annual Period, provided however that for any given Fiscal Annual Period, any excess carried over from the previous year(s) may be applied to said given Fiscal Annual Period only to the extent that they do not exceed fifty percent of the FAM for said given Fiscal

Annual Period.



     If the TNP for any given Fiscal Annual Period, when taken together with any allowable TNP carried over from previous year(s), are less than the FAM for the given Fiscal Annual Period, then TNP for the next succeeding Fiscal Annual

Period may be added to the TNP for the given Fiscal Annual Period, but only to the extent that the TNP for the next succeeding Fiscal Annual Period exceed the

FAM for said next succeeding Fiscal Annual Period. Any such excess TNP to be used for royalty reduction in the previous year shall not be used as a carryover for any later year.



     The purchase of products and services relating to Total Net

Purchases shall be in accordance with the following procedures:



     (a) TI agrees that for standard commodity products ordered by AST or any of its SUBSIDIARIES from TI, TI will offer to AST prices that are no greater than the "Average Price" for such products, which is computed as follows:



          i)   the average (hereinafter "First Average") is taken of all prices paid for such standard commodity products (at the equivalent volume ordered by AST) which are being sold to direct commercial customers (excluding internal customers and customers that have provided substantial advanced funding to TI) at the time TI accepts AST's order; and



          ii)  the Average Price is then computed by averaging the prices paid for such products by any three representative similarly situated commercial customers receiving prices below said First Average.



     Standard commodity semiconductor products include catalog parts,

     subassemblies, and end-user products built to seller's specifications,

     which are normally sold to the same form, fit, and function by three or more suppliers and do not allow for application customization.



          For example, standard TI commodity products (which extend beyond semiconductor products) include, but are not limited to:



               Printers

               Electrically Programmable Read Only Memory (EPROM)
               - Non-Custom

               General Purpose Logic (GPL)

               Linear - Non-Custom

               Memory
                    Dynamic Random Access Memories (DRAMS)
                    Video Random Access Memories (VRAMS)
                    Static Random Access Memories (SRAMS)

               Programmable Array Logic (PALS)

               QUALIFIED 486DX PRODUCT

               QUALIFIED 586 PRODUCT



     (b) TI agrees that for services, non-commodity, nonstandard, semicustom and custom products ordered by AST from TI, TI prices will be established in accordance with TI's customary practice of pricing for three representative similarly situated customers who are purchasing similar products or services.  In the event there are no similarly situated customers for the service or product ordered by AST, AST agrees that its recourse is either to purchase the service or product from TI at the negotiated price or to obtain the service or product from another supplier.



     (c) Verification Rights: TI agrees, if requested by AST and at AST's expense, to permit access to its books and records by a mutually acceptable independent accounting firm selected by AST and approved by TI, which approval shall not be unreasonably withheld, for the sole purpose of verifying and reporting to AST that TI price obligations under Paragraphs

     (a) and (b) above have been satisfied.  Information relating to sales prices, customers, and other confidential business information shall not be made available to AST by such independent accounting firm.  Any such audit shall be arranged by advanced notice and shall be conducted during normal business hours.  It is expressly understood and agreed by the parties hereto that all computations shall be made in accordance with internationally recognized and generally accepted accounting principles as reflected in the practice of certified independent public accountants of international reputation. This verification may be instituted no more often than once each fiscal year, and is to be completed by a mutually agreed upon date before the end of November.



     (d) TI shall not be obligated to supply DRAMs to AST from the date of execution of this Agreement until January 31, 1995. Thereafter, and until termination of this Agreement, TI shall not be obligated to supply to AST

     DRAMs in excess of 20% of the w/o x86 portion of the Fiscal Annual Minimum.

     From February 1, 1995 until termination of this Agreement, if TI cannot supply AST's order for DRAMS up to 20% of the current w/o x86 portion of the Fiscal Annual Minimum within ninety (90) days from placement of the order or other mutually agreed upon delivery date, the current Fiscal

     Annual Minimum set forth in Paragraph (f) below shall be reduced by an amount which is the product of the w/o x86 portion of the Fiscal Annual

     Minimum and a percentage equal to the difference between 20% and the percentage of the w/o x86 portion of the Fiscal Annual Minimum of AST DRAMs supplied by TI.  For example, if during calendar year 1995, TI cannot supply more than XX XXXXXXX in DRAM to AST, which is less than 20% of the

     w/o x86 level (20% of XXX XXXXXXX is XX XXXXXXX), and AST has ordered more than XX XXXXXXX in DRAM from TI, then the FAM otherwise applicable for calendar year 1995 will be reduced by XX XXXXXXX {Calculation: XXX XXXXXXX

     x [20% - (XXXX)x100%] = XX XXXXXXX}.  This example is presented for illustrative purposes, and the actual supplies of DRAM by TI to AST may be higher or lower.



     (e) The parties shall meet within ninety (90) days after the EFFECTIVE DATE and semiannually thereafter to provide TI with a non-binding forecast of

     AST's anticipated volumes of purchases from TI, by Product, for the year.

     This forecast will be updated periodically by AST at reasonable intervals during the year as changes in demand become known. TI commits to provide

     AST with products and services in sufficient quantity for AST to achieve the maximum credit towards its royalty payment obligations, provided that

     TI and AST mutually agree to an annual purchase program which satisfies this provision and is subject to AST's changing purchase needs and to the availability of TI products and services.



     (f) "Fiscal Annual Minimum" (FAM) is expressed in U.S. dollars, is a constant for a given Fiscal Annual Period, and has the values shown for the indicated Fiscal Annual Periods, as given by the table below.  The foregoing notwithstanding, however, FAM shall not, in any given Fiscal

     Annual Period, exceed XXXXX XXX XXX XXXX XXXXXXX XXXXXX of AST's total net sales billed for that Fiscal Annual Period.



                                   Fiscal Annual Minimum
     Fiscal
  Annual Period               w/o x86                   w x86
01/01/95-12/31/95        X    XXXXXXXXXX          X    XXXXXXXXXX

01/01/96-12/31/96        X    XXXXXXXXXX          X    XXXXXXXXXX

01/01/97-12/31/97        X    XXXXXXXXXX          X    XXXXXXXXXX

01/01/98-12/31/98        X    XXXXXXXXXX          X    XXXXXXXXXX

01/01/99-12/31/99        X    XXXXXXXXXX          X    XXXXXXXXXX

01/01/00-12/31/00        X    XXXXXXXXXX          X    XXXXXXXXXX



          The FAM level shall be equal to the w/o x86 level in calendar year

     1995, increased pro-rata to the w x86 level for the period of time during the year that TI makes QUALIFIED 486DX PRODUCT available in production quantities (i.e., beyond samples or beta units) to AST.  For example, if a

     QUALIFIED 486DX PRODUCT is available to AST in production quantities from

     TI during six months of 1995, the FAM shall be equal to XXXXXXXXXXX plus

     6/12 (50%) of the difference between XXXXXXXXXXX and XXXXXXXXXXX, which means that the FAM would be XXXXXXXXXXX.  This example is presented for illustrative purposes, and the availability of QUALIFIED 486DX PRODUCT may be less or greater than the six months used in the example.



          The FAM levels shall be equal to the w/o x86 levels in calendar years

     1996 through 2000, increased pro-rata each year to the w x86 level for the period of time during the year that TI makes QUALIFIED 586 PRODUCT available in production quantities (i.e., beyond samples or beta units) to

     AST.  For example, if a QUALIFIED 586 PRODUCT is available to AST in production quantities from TI during ten months of 1996, the FAM shall be equal to XXXXXXXXXXX plus 10/12 (83.3%) of the difference between

     XXXXXXXXXXX and XXXXXXXXXXX, which means that the FAM would be XXXXXXXXXXX.

     This example is presented for illustrative purposes, and the availability of QUALIFIED 586 PRODUCT may be less or greater than the ten months used in the example.



          Any purchases made by AST to qualify for a Royalty Adjustment or

     Annual Minimum Lump Sum Royalty Payment are voluntary, as is any election by AST to apply such Royalty Adjustment to arrive at an Adjusted Royalty.

     Furthermore, AST acknowledges that at no time is it under an obligation to make any such purchases.



     (g)  TI and AST agree to meet periodically to exchange information (under non-disclosure agreements) concerning AST's computer design plans involving

     x86 microprocessor chips and TI's chip design plans involving x86 microprocessor chips.  The purpose of such information exchange shall be to facilitate AST's purchasing of x86 chips from TI, and TI's tailoring versions of x86 chips for use by AST.

                                   ARTICLE VI

                            ACCOUNTING FOR ROYALTIES



     Section 1. For purposes of payment and accounting to TI for royalties due pursuant to Article V hereof, a "use," "lease," "sale" or "other disposition" of

LICENSED PRODUCTS shall be deemed to have been effected in accordance with the following:



     (a) A "sale" of any LICENSED PRODUCT shall be deemed to have been effected as of the date of shipment of any such LICENSED PRODUCT by AST, any of its

     SUBSIDIARIES, or by a third party on an OEM basis (hereinafter "OEM

     Manufacturer") for the account of AST or any of AST's SUBSIDIARIES to a distributor, to a warehouse, to a retail outlet, to a customer or to a user, or the date of dispatch by any of them of a bill or invoice to such distributor, warehouse, retail outlet, customer or user, whichever shall first occur.



     (b) A "lease" of any LICENSED PRODUCT shall be deemed to have been effected as of the date of shipment of any LICENSED PRODUCTS by AST, by any of its

     SUBSIDIARIES, or by an OEM Manufacturer for the account of AST or any of its SUBSIDIARIES to a lessee thereof, or the date of dispatch by any of them of a bill or invoice to any such lessee, whichever shall first occur.



     (c) A "use" or "other disposition" of LICENSED PRODUCTS shall be deemed to have been effected as of the date upon which such use or other disposition by AST, by any of its SUBSIDIARIES, or by an OEM Manufacturer, shall first occur. For administrative convenience, royalties shall not be accountable for LICENSED PRODUCTS used internally by AST and its SUBSIDIARIES.



     Section 2.     For purposes of payment and accounting to TI of royalties

due pursuant to Article V, Section 1A hereof, relating to ROYALTY OPTION I for the administrative convenience of the parties, royalties shall be payable and accountable as follows, unless such royalties are not payable by AST under

Section 9 of this Article VI:



     (a) For those LICENSED PRODUCTS made in the United States, Japan or the

     Federal Republic of Germany by AST, any of AST's SUBSIDIARIES, or by an OEM

     Manufacturer for the account of AST or by any of AST's SUBSIDIARIES, the royalties due shall be accountable and payable to TI at the first instance of shipment by AST, its SUBSIDIARY, or an OEM Manufacturer to a distributor, warehouse, retail outlet, customer, user or a non-SUBSIDIARY referred to in Section 8 of this Article VI; and



     (b) For those LICENSED PRODUCTS made in countries other than the United

     States of America, Japan or the Federal Republic of Germany by AST, by any

     of AST's SUBSIDIARIES or by an OEM Manufacturer for the account of AST or by any of AST's SUBSIDIARIES (hereinafter "Foreign Manufactured Products"),

     in respect of which AST or any of AST's SUBSIDIARIES knows or has reason to know that such LICENSED PRODUCTS are intended for use, lease, sale or other disposition in the United States of America, Japan or the Federal Republic

     of Germany, the royalties due shall be accountable and payable to TI at the first instance of shipment by AST, such SUBSIDIARY, or such OEM

     Manufacturer to a distributor, warehouse, retail outlet, customer, user or non-SUBSIDIARY referred to in Section 8 of this Article VI.  The terms of this paragraph notwithstanding, AST does not have an affirmative duty to actively seek information concerning the use intended by non-SUBSIDIARIES who purchase such Foreign Manufactured Products.



     Section 3.     It is expressly understood and agreed by the parties hereto that all computations relating to determination of the amounts of royalties due and payable pursuant to this Agreement shall be made in accordance with internationally recognized and generally accepted accounting principles as reflected in the practice of certified independent public accountants of international reputation. Upon the reasonable request of TI, and not more than once in any calendar year, AST and its SUBSIDIARIES sublicensed pursuant to

Article IV hereof shall permit access to their books and records by an independent accounting firm selected by TI and approved by AST, which approval shall not be unreasonably withheld, for the sole purpose of verifying and reporting to TI regarding the calculation of royalties payable hereunder.

Information relating to sales prices, customers and other confidential business information shall not be made available to TI by such independent accounting firm. Any such audit shall be arranged by advanced notice and shall be conducted during normal business hours.



     Section 4.     All royalties to be paid in respect of the licenses and

sublicenses granted pursuant to ROYALTY OPTION I set forth in Article V, Section

1A of this Agreement, shall be paid in respect of each fiscal semiannual period commencing respectively with the EFFECTIVE DATE of this Agreement and with each subsequent January 1 or July 1 as the case may be during the term of this

Agreement.  Except for the payments set forth in Article V, Section 1A(d) and

(e) and in Article V, Section 1B(b) and (c), all payments of royalties pursuant to this Agreement, shall be made within sixty (60) days after December 31 and

June 28 of each fiscal year during the term of this Agreement.



     Section 5.     Royalty payments due in accordance with ROYALTY OPTION II

set forth in Article V, Section 1B will be due on or before the first, second,

third, fourth, fifth and sixth anniversaries from the EFFECTIVE DATE.



     Section 6.     Payments under this Agreement shall be made by telegraphic transfer to TI's bank account at NationsBank of Texas, Account No.: 125 210

4040, Dallas, Texas. In the alternative, payments may be made by check mailed and payable to:



          Texas Instruments Incorporated
          P. 0. Box 65311
          Dallas, Texas 75265
          Attn: Corporate Control, MIS 3991


identified as payment of royalties pursuant to the terms of this Agreement, with a copy of the cover letter to TI's Manager of Patent Licensing at the address given in Article IX, Section 8, and transmitted to TI by first class mail by the required time period.



     In the event of a failure of AST to make any required payment on or before the required date, a supplemental royalty equal to one percent (1%) of the amount otherwise due shall be paid by AST for each month or portion thereof that the payment is late by more than ten (10) days, however, TI agrees to conduct good faith discussions with AST, as to whether to eliminate or reduce such one percent (1%) supplemental royalty in any case where said failure to pay on time was unintentional and not due to negligence.  All sums payable to TI pursuant to this Agreement, if expressed in any currency other than United States dollars,

shall be converted at the prevailing rate of exchange between such currency and

United States dollars first quoted in either the Tokyo or the New York Foreign

Exchange Market on the day of remittance of the sum in question.



     In the event of a failure of AST to timely make any required payment under

ROYALTY OPTION II of Article V, Section 1B, and TI is required to initiate litigation to collect such payments, AST agrees to pay TI's reasonable attorneys fees if TI is the prevailing party in such litigation.



     Section 7.     On or before the date on which each royalty payment is due and payable pursuant to this Agreement, AST shall furnish to TI a written statement in the English language, certified by an authorized representative of

AST, concerning the computation of royalties payable to TI, in respect of the preceding fiscal period concerned as provided for in this Agreement. Each such certified statement shall contain information in sufficient detail to permit the accuracy of each royalty payment due and payable pursuant to this Agreement to be readily determined. For royalty payments due under ROYALTY OPTION I pursuant to Article V, Section 1A, the certified statement shall set forth the following:



     (a) PERSONAL COMPUTER(S).  For each country of applicable royalty, the total number of units for which royalties are due and payable hereunder,

     and for those PERSONAL COMPUTERS for which the royalty due is calculated using a percentage of the MFP, the average MFP and the number of units to which such MFP applies;



     (b) PERIPHERAL DEVICE(S). For each country of applicable royalty, the total number of units for which royalties are due and payable hereunder, broken out by part number or product description, and for those PERIPHERAL DEVICES for which the royalty due is calculated using the MFP, the average MFP and the number of units to which such MFP applies;



     (c) GRAPHIC DISPLAY SYSTEM(S). The total number of units for which royalties are due and payable hereunder and the applicable royalty. For those GRAPHIC DISPLAY SYSTEM(S) for which the royalty due is calculated based upon incorporation into a PERSONAL COMPUTER, the applicable royalty;



     (d) The amount of royalties due and payable by AST pursuant to this

     Agreement in respect of the period for which such certified statement is rendered; and



     (e) The details to support the calculation of any Royalty Adjustment.



     Further, anything to the contrary in this Section 7 notwithstanding, AST shall furnish whatever additional information that the independent accounting firm referred to in Section 3 of Article VI may reasonably prescribe to enable such independent accounting firm to verify the calculation of royalties due pursuant to this Agreement. No information about MFP need be disclosed with respect to any royalty calculation which does not use MFP.



     Section 8.     The certified statement referred to in Section 7 of this

Article VI shall include the total number of LICENSED PRODUCTS reportable pursuant to Section 2 of this Article VI, including any LICENSED PRODUCTS AST or any of its SUBSIDIARIES may make on a private label basis for a NON-SUBSIDIARY,

for sale under such NON-SUBSIDIARY's trademark.



     Section 9.     In the event AST has purchased LICENSED PRODUCTS from a NON-

SUBSIDIARY, and said NON-SUBSIDIARY (or one or more other NON-SUBSIDIARIES from which said NON-SUBSIDIARY has directly or indirectly acquired such LICENSED

PRODUCTS) has a license under TI PATENTS to make LICENSED PRODUCTS and has satisfied any royalty obligation that may exist under such license, if any such obligation exists, directly to TI for said purchased LICENSED PRODUCTS, then a separate royalty shall not be required from AST.  At the request of AST, TI shall advise AST as to whether or not a particular company is licensed by TI.

                                   ARTICLE VII

                               TERM & TERMINATION



     Section 1.     Except as otherwise provided for in this Article VII, this

Agreement and the licenses granted pursuant hereto shall remain in force from the EFFECTIVE DATE to December 31, 2000. At any time after December 31, 1999,

either party may request negotiations to consider the possible renewal of this

Agreement and in such event, both parties agree to enter into good faith negotiations to determine whether a mutually acceptable renewal can be agreed upon prior to expiration of the Agreement.



     Section 2.     In the event of a failure by either party to make any

payment in full and in a prompt manner as elsewhere provided in this Agreement,

or in the event of any other material breach of this Agreement by either party hereto, if such failure or other material breach is not corrected within forty-

five (45) days after written notice complaining thereof is given to the party who is in breach as aforesaid, this Agreement may be terminated forthwith by written notice to that effect from the complaining party, provided that such termination shall not affect any royalty obligation (including without limitation the supplemental royalty referred to in Section 6 of Article VI)

arising prior to the date the notice of such termination is dispatched.



     Section 3.     Except as otherwise provided below in Section 4 of this

Article VII, all licenses and sublicenses granted pursuant to this Agreement in respect of TI PATENTS, TI-PARTICIPATION PATENTS, AST PATENTS, and AST-

PARTICIPATION PATENTS shall cease forthwith as of the date of expiration or termination of this Agreement.



     Section 4.     In the event of termination of this Agreement by one party pursuant to Section 2 of this Article VII, the licenses granted to said one party and the licenses granted to SUBSIDIARIES of said one party pursuant to

Article IV hereof shall survive such termination of this Agreement until

December 31, 2000.



     Section 5.     At any time during the term of this Agreement, should any

government or agency order the parties hereto or any of them requiring directly or indirectly, formally or informally, alteration or modification of any term or condition of this Agreement or of the performance of the parties hereunder in a manner which is material and adverse to one party, then, if said one party makes written request to the other party within sixty (60) days from said order of the government or government agency, the parties hereto shall enter into good faith negotiations with the objective of restructuring the relationship between the parties hereto in a manner such that the adverse effect of said alteration or modification of this Agreement will be minimized.  If the parties hereto cannot reach an acceptable licensing arrangement within six (6) months from the date of dispatch of said written request, or within such longer period of time as mutually agreed upon, either party shall have the right to terminate this

Agreement forthwith in its entirety by giving written notice to that effect to the other party. In the event this Agreement is terminated pursuant to this

Section 5, all rights and licenses under TI PATENTS, TI-PARTICIPATION PATENTS,

AST PATENTS and AST-PARTICIPATION PATENTS shall cease and terminate. It is expressly understood and agreed by the parties hereto that in the event of such termination, neither party will incur any liability to the other party for any alleged default or breach in the performance of this Agreement arising from the exercise of the right herein provided to terminate this Agreement.



     Section 6.     The second, third, fourth, fifth and sixth license fees

shall be payable in accordance with the provisions of Article V, Section 1A(e)

or Section 1B(c), as the case may be, irrespective of termination of this

Agreement for any reason.



                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS



     Section 1.     Each of the parties hereto represents and warrants that it has the right to grant the other the licenses granted hereunder, including but not limited to the right to grant licenses under patents owned by its

SUBSIDIARIES to the extent such licenses are granted herein.



     Section 2.     It is recognized that TI, AST, or their SUBSIDIARIES may

have contracted or may hereafter contract with a third party who is not a party to this Agreement, such as a national or other sovereign government,

governmental agency or intergovernmental authority, to do work solely financed by such third party and to assign to such third party its/their right to grant,

or may now or hereafter be restrained by such third party from granting,

licenses (other than by a parent to its SUBSIDIARIES or by a SUBSIDIARY to its parent or a SUBSIDIARY of the parent) under patents for inventions arising out of such work. The inability, for such a reason, of any of the parties to this

Agreement, or any one of their SUBSIDIARIES, to grant the licenses herein agreed to be granted shall not be considered a breach of this Agreement (but may result in application of various provisions in Article III hereof).



     Section 3.     Each of the parties hereto covenants not to sue or take any legal action for itself or any of its SUBSIDIARIES against the other party or any of its SUBSIDIARIES with regard to any TI-PARTICIPATION PATENTS or AST-

PARTICIPATION PATENTS, or any of the patents described in Article IX, Section 2.



     Section 4.     Nothing contained in this Agreement shall be construed as:



     (a) a warranty or representation by any of the parties to this Agreement as to the validity or scope of any patent or utility model; or



     (b) a warranty or representation that any manufacture, sale, lease, import,

     use or other disposition of LICENSED PRODUCTS hereunder will be free from infringement of patents or utility models of third parties; or



     (c) an agreement to bring or prosecute actions or suits against third parties for infringement or conferring any right to bring or prosecute actions or suits against third parties for infringement; or



     (d) conferring any right to use in advertising, publicity, or otherwise,

     any trademark, trade name or names, or any contraction, abbreviation or simulation thereof, of either party; or



     (e) an obligation to furnish any technical information or knowhow; or



     (f) conferring by implication, estoppel or otherwise upon any party licensed hereto, any license or other right under design patents, or copyrights, including computer software that may be embodied in a LICENSED

     PRODUCT.



     Section 5.     This Agreement and the licenses granted herein shall inure to the benefit of the parties hereto, and, insofar as is expressly provided for herein, to SUBSIDIARIES of the parties hereto. Neither party hereto nor any

SUBSIDIARY shall assign or transfer any of its rights, privileges or obligations hereunder without the prior written consent of the other party hereto. Nor shall an assignment or transfer of the Agreement and the licenses granted therein be effected by operation of law, such as for example, by merger, consolidation,

sale of the business or assets, or by acquisition of a majority of the voting stock of AST by a third party, without the prior written consent of the other party.



     Section 6.     Neither of the parties hereto nor any of their SUBSIDIARIES shall be required by anything contained in this Agreement to file in any country an application for patent on any invention, or to secure any patent, or once having filed an application for patent or obtained a patent, to maintain the patent application or patent in force.



     Section 7.     This Agreement is in the English language only, which

language shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the parties hereto.  All communications to be made or given pursuant to this

Agreement shall be in the English language.



     Section 8.     All notices required or permitted to be given hereunder

shall be in writing and shall be valid and sufficient if dispatched by registered or certified mail, postage prepaid, addressed as follows:



If to TI:      Texas Instruments Incorporated
               13500 North Central Expressway
               Post Office Box 655474
               Mail Station 229
               Dallas, Texas 75265
               U.S.A.
               Attention: Manager, Patent Licensing


If to AST:     AST Research, Inc.
               16215 Alton Parkway
               Irvine, California  92718
               U.S.A.
               Attention: General Counsel


     Either party may change its address by a notice given to the other party in the manner set forth above. Notices given as herein provided shall be considered to have been given fourteen (14) days after the mailing thereof.



     Section 9.     No oral explanation or oral information by either party

hereto shall alter the meaning or interpretation of this Agreement.  No modification, alteration, addition or change in the terms hereof shall be binding on either party unless reduced to writing and duly executed by the parties.



     Section 10.    This Agreement and matters connected with the performance

thereof shall be construed, interpreted, applied and governed in all respects in accordance with the laws of the State of Texas, United States of America.



     Section 11.    The parties hereto shall keep the terms of this Agreement

confidential and shall not now or hereafter divulge the terms of this Agreement or any part thereof to any third party except:



     (a) with the prior written consent of the other party; or



     (b) to any governmental body having jurisdiction to call therefor; or



     (c) as otherwise may be required by law; or



     (d) to legal counsel representing either party; or



     (e) independent accountants or consultants where there is a business need to know the terms of this Agreement.



     Prior notification of any disclosure pursuant to (b) and (c) above shall be provided by the disclosing party to the nondisclosing party. Further, all reasonable efforts to preserve the confidentiality of the terms of this

Agreement shall be expended by the disclosing party, including a protective order to the extent possible. The above notwithstanding, TI shall have the right to disclose, pursuant to a written non-disclosure agreement, in confidence to prospective licensees, who agree to allow the same type of disclosure to AST in the event such prospective licensee enters into a license with TI, the license that TI and AST have reached.  TI further agrees to show AST, upon AST's written request from time to time, pursuant to a written non-disclosure agreement, all license agreements reached with any such licensee.  Either party may publicly disclose that AST has agreed to this royalty bearing patent cross license through the year 2000, and additional information as agreed to in any joint

TI/AST press release.



     Section 12.    Should any clause, sentence, or paragraph of this Agreement judicially be declared to be invalid, unenforceable, or void, such decision shall not have the effect of invalidating or voiding the remainder of this

Agreement, and the parties hereto hereby agree that the part or parts of this

Agreement so held to be invalid, unenforceable, or void shall be deemed to have been stricken, and the remainder shall have the same force and effect as if such part or parts had never been included herein.



     Section 13.    This Agreement sets forth the entire agreement and

understanding between the parties as to the subject matter of this Agreement and merges all prior discussions between them, and neither of the parties shall be bound by any modification of this Agreement, other than as expressly provided in this Agreement or as duly set forth on or subsequent to the date hereof in writing and signed by a duly authorized representative of the party to be bound thereby.  This Agreement entirely extinguishes and releases all rights, claims,

duties and obligations of any kind which TI and AST have with respect to each other under the Settlement Agreement and Release dated January 8, 1993 between

Tandy Corporation, Grid Systems Corporation, A&A International and Texas

Instruments Incorporated.



     Section 14.    This License Agreement may be executed in duplicate

originals, both of which shall be considered originals.



     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Agreement, on the date below indicated.





TEXAS INSTRUMENTS INCORPORATED     AST RESEARCH, INC.


BY: Richard J. Agnich              BY: Safi Qureshey


TITLE: Senior Vice President,      TITLE: Chairman & CEO
       Secretary and General Counsel

DATE: Feb 6, 1995                  DATE: 2-7-95

                                    EXHIBIT B

                          UNITED STATES DISTRICT COURT

                CENTRAL DISTRICT OF CALIFORNIA, SOUTHERN DIVISION


AST RESEARCH, INC.,            Case No. SACV-94-001-LTL
                                                    (RWRx)
          Plaintiff,
vs.                            ORDER OF DISMISSAL

TEXAS INSTRUMENTS
INCORPORATED,

          Defendant.


AND RELATED COUNTERCLAIMS


     Pursuant to Rule 41(a)(2) of the Federal Rules of Civil Procedure, the

Court, after having reviewed and approved the February __, 1995 Settlement

Agreement between the parties to above-referenced action, hereby dismisses this action, such dismissal being with prejudice as provided in the February __, 1995

Settlement Agreement between the parties.  Each party to bear its own costs.



                              _____________________________________
                                   United States District Judge



Approved:

Dated: ________________, 1995      ___________________________
                                   John H. Sharer
                                   GIBSON, DUNN & CRUTCHER
                                   333 South Grand Avenue
                                   Los Angeles, California  90071
                                   Telephone (213) 229-7000
                                   Facsimile (213) 229-7520

                                   ATTORNEYS FOR PLAINTIFF
                                   AST RESEARCH, INC.



Dated: ________________, 1995      ___________________________
                                   Thomas R. Malcolm
                                   Richard Grabowski
                                   JONES, DAY, REAVIS & POGUE
                                   2603 Main Street, Suite 900
                                   Irvine, California  92714
                                   Telephone (714) 851-3939
                                   Facsimile (714) 553-7539

                                   ATTORNEYS FOR DEFENDANT
                                   TEXAS INSTRUMENTS INCORPORATED

                                    EXHIBIT C

                       IN THE UNITED STATES DISTRICT COURT
                        FOR THE EASTERN DISTRICT OF TEXAS
                                MARSHALL DIVISION


TEXAS INSTRUMENTS             Section
INCORPORATED,                 Section
                              Section
          Plaintiff,          Section
v.                            Section   Civil Action No. 2-94CV147
                              Section
AST RESEARCH, INC.,           Section
                              Section
          Defendant.          Section


                               ORDER OF DISMISSAL

     Pursuant to Rule 41(a)(2) of the Federal Rules of Civil Procedure, the

Court, after having reviewed and approved the February __, 1995 Settlement

Agreement between the parties to above-referenced action, hereby dismisses this action, such dismissal being with prejudice as provided in the February __, 1995

Settlement Agreement between the parties.  Each party to bear its own costs.



                              _____________________________________
                                   United States District Judge


Approved:

Dated: ________________, 1995      ___________________________
                                   Carl Roth
                                   LAW OFFICES OF CARL ROTH, p.c.
                                   P.O. Drawer 876
                                   111 West Austin
                                   Marshall, Texas  75671
                                   Telephone (903) 935-1665
                                   Facsimile (903) 935-1797

                                   ATTORNEYS FOR PLAINTIFF
                                   TEXAS INSTRUMENTS INCORPORATED


Dated: ________________, 1995      ___________________________
                                   Wayne M. Harding
                                   ARNOLD, WHITE & DURKEE
                                   750 Bering Drive, Suite 400
                                   Houston, Texas  77057
                                   Telephone (713) 787-1567
                                   Facsimile (713) 789-2679

                                   ATTORNEYS FOR DEFENDANT
                                   AST RESEARCH, INC.